Exhibit 99.1

203686 GigCapital7 Proxy Card - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2026

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

GIGCAPITAL7 CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on MARCH 19, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

GIGCAPITAL7 CORP.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2026 Extraordinary General Meeting of Shareholders (the "***extraordinary general meeting***") and accompanying Proxy Statement, dated February 17, 2026, in connection with the Annual Meeting to be held on March 20, 2026 at 1:00 p.m., Eastern time, virtually at https://www.cstproxy.com/ , and hereby appoints Dr. Avi Katz and Dr. Raluca Dinu (each with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of GigCapital7 Corp. (the "***Company***"), registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4A, 4B, 5A and 5B, 6 AND 7.

PLEASE SIGN, DATE AND RETURN THE PROXY TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN PROPOSALS 1, 2, 3, 4A, 4B, 5A, 5B, 6, 7 AND 8 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Continued and to be marked, dated and signed on the other side)

2026 Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be held on March 20, 2026 This notice of meeting, the accompanying proxy statement are available at https://www.cstproxy.com PROXY Please mark THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4A, 4B, 5A, your votes like this X 5B, 6, 7 AND 8. Proposal No. 1 — The Business Combination Proposal — FOR AGAINST ABSTAIN Proposal No. 5 — The Advisory Organizational Documents Proposals — To To consider and vote upon a proposal to approve, by ordinary consider and vote upon the following two separate proposals (collectively, the “Advisory resolution, the Business Combination Agreement, dated as of Organizational Documents Proposals”) to approve on an advisory, non-binding basis September 27, 2025 (as it may be amended, supplemented or otherwise modified from by special resolution the following material differences between the existing amended and time to time in accordance with its terms, the “Business Combination Agreement”), by and restated memorandum and articles of association of GigCapital7 (as may be amended from among GigCapital7, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly time to time, the “Cayman Constitutional Documents”) and the Proposed Organizational owned subsidiary of GigCapital7 (“Merger Sub”), and Hadron Energy, Inc., a Delaware Documents: corporation (referred to herein prior to the Business Combination as “Hadron Energy”, and, Advisory Organizational Documents Proposal 5A — Under FOR AGAINST ABSTAIN subsequent to the Business Combination, as “Hadron Energy Opco”), pursuant to which, the Proposed Interim Certificate of Incorporation, Domesticated at the closing of the transactions contemplated by the Business Combination Agreement GigCapital7 would be authorized to issue (A) 600,000,000 shares (the “Closing”) and following the Domestication (as defined below), Merger Sub will merge of common stock, par value $0.0001 per share (“Domesticated GigCapital7 Common with and into Hadron Energy (the “Merger”), with Hadron Energy surviving as a wholly-Stock”); (B) 15,000,000 shares of Class B common stock, par value $0.0001 per share owned subsidiary of GigCapital7, resulting in a combined company whereby GigCapital7 (the “Domesticated GigCapital7 Class B Common Stock”); and (C) 10,000,000 shares will be the sole stockholder of Hadron Energy Opco, and substantially all of the assets and of Domesticated GigCapital7 Preferred Stock (as defined in the accompanying proxy the business of the combined company will be held and operated by Hadron Energy Opco statement/prospectus). and the transactions contemplated by the Business Combination Agreement, as more fully described in the accompanying proxy statement/prospectus. On December 12, 2025, the Advisory Organizational Documents Proposal 5B — The FOR AGAINST ABSTAIN parties entered into a first amendment to the Business Combination Agreement (the “First Proposed Post-Closing Certificate of Incorporation and the Amendment”), pursuant to which the parties expanded the size of the post-Closing Board Proposed By-Laws would eliminate the Domesticated GigCapital7 of Directors to eight (8) members. We refer to this proposal as the “Business Combination Class B Common Stock and adopt (a) Delaware as the exclusive forum for certain Proposal”. Copies of the Business Combination Agreement and the First Amendment are stockholder litigation and (b) the federal district courts of the United States of America as attached to the accompanying proxy statement/prospectus as Annex A. the exclusive forum for the resolution of any complaint asserting a cause of action arising FOR AGAINST ABSTAIN under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Proposal No. 2 — The Domestication Proposal — To consider Exchange Act of 1934, as amended (the “Exchange Act”). and vote upon a proposal to approve, by special resolution, the transfer by way of continuation and domestication of GigCapital7 Proposal No. 6 — The Incentive Plan Proposal — To consider FOR AGAINST ABSTAIN from the Cayman Islands to the State of Delaware pursuant to the Delaware General and vote upon a proposal to approve, by ordinary resolution, Corporation Law and the Cayman Companies Act, as described in more detail in the the Hadron Energy, Inc. Equity Incentive Plan (the “New Equity accompanying proxy statement/prospectus. Incentive Plan”). Proposal No. 3 — The BCA Common Stock Issuance Proposal FOR AGAINST ABSTAIN Proposal No. 7 — The Director Election Proposal — To consider FOR AGAINST ABSTAIN — To consider and vote upon a proposal to approve, by ordinary and vote upon a proposal to approve, by special resolution to be resolution, including for purposes of complying with the applicable approved by only holders of Class B Ordinary Shares, the election provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance or potential issuance of eight (8) directors to serve on the Domesticated GigCapital7 board of directors upon the of (i) up to an estimated 100,000,000 shares of Domesticated GigCapital7 Common Stock date of Closing until the date of the first annual stockholder meeting to be held following the to the Hadron Stockholders, and (ii) any other issuances of Domesticated GigCapital7 date of Closing, or until any such director’s successor is duly elected and qualified, subject Common Stock and securities convertible into or exercisable for such common stock to such director’s earlier death, disqualification, resignation, or removal. pursuant to subscription, purchase or similar agreements that GigCapital7 has entered, or may enter, into prior to Closing. Proposal No. 8 — The Adjournment Proposal — To consider FOR AGAINST ABSTAIN and vote upon a proposal to approve, by ordinary resolution, the Proposal No. 4A — Domestication Organizational Documents FOR AGAINST ABSTAIN adjournment of the extraordinary general meeting to a later date Proposal — To consider and vote upon a proposal to approve, by or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies in special resolution to be approved by both (a) holders of GigCapital7 the event that there are insufficient votes for, or otherwise in connection with the approval of Class B Ordinary Shares (as defined below) and (b) holders of GigCapital7 Ordinary one or more proposals at the extraordinary general meeting, (ii) if GigCapital7 determines Shares (as defined below), the proposed new certificate of incorporation of Domesticated that one or more of the conditions to Closing is not or will not be satisfied or waived or GigCapital7 (the “Proposed Interim Certificate of Incorporation”) to govern Domesticated (iii) to facilitate the Domestication, the Merger or any other transaction contemplated by the GigCapital7 during the timeframe between the effectiveness of the Domestication and Business Combination Agreement or the related agreements. the Closing of the Business Combination and the proposed new bylaws of Domesticated GigCapital7 (the “Proposed Bylaws” and, together with the Proposed Interim Certificate of Incorporation, the “Proposed Domestication Organizational Documents”) in connection with the Domestication. We refer to this proposal as the “Domestication Organizational Documents Proposal”. The form of the Proposed Interim Certificate of Incorporation and the Proposed Bylaws is attached to the accompanying proxy statement/prospectus as Annex C and Annex D, respectively. Proposal No. 4B — Post-Closing Certificate of Incorporation FOR AGAINST ABSTAIN Proposal — To consider and vote upon a proposal to approve, by special resolution, to be approved by both (a) holders of GigCapital7Class B Ordinary Shares and (b) holders of GigCapital7 Ordinary Shares, a proposed new certificate of incorporation of Domesticated GigCapital7 (the “Proposed Post-Closing Certificate of Incorporation”), which will govern Domesticated GigCapital7 after the Closing of the Business Combination. We refer to this proposal as the “Post-Closing Certificate of CONTROL NUMBER Incorporation Proposal” and refer to both the Domestication Organizational Documents Proposal and the Post-Closing Certificate of Incorporation Proposal as the “Organizational Documents Proposals”. The form of the Proposed Post-Closing Certificate of Incorporation is attached to the accompanying proxy statement/prospectus as Annex E. Signature_ Signature, if held jointly_ Date__2026. Note: Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.